Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-273829) and Form S-8 (File No. 333-258755 and 231712) of our report dated March 29, 2023, with respect to the consolidated financial statements of Dyadic International, Inc. and Subsidiaries as of and for the year ended December 31, 2022, included in this annual report on Form 10-K.

/s/ Mayer Hoffman McCann P.C.

St. Petersburg, Florida

March 28, 2024